COMMERCIAL NOTE

$500,000.00	Louisville, Kentucky

FOR VALUE RECEIVED, Lightyear Network Solutions. LLC. a(n) Limited Liability Company with a principal place of business at 1901 Eastpoint Parkway. Louisville KY 40223 (individually or collectively, "Borrower"), promise(s) to pay to the order of CENTRAL BANK OF JEFFERSON COUNTY, INC., a Kentucky banking corporation, whose address is 9300 Shelbyville Rd., Suite 100, Louisville KY 40222 ("Lender") the principal sum of Five Hundred Thousand Dollars and Zero Cents Dollars ($500,000.00) (the "Total Facility"), or the aggregate unpaid balance of all Advances made by Lender from time to time hereunder, together with interest thereon, on or before the "Maturity Date" as that term is defined below. Principal of this Note and all accrued interest thereon shall be due and payable as follows:

1.	Interest Rate. This Note shall bear interest from the date hereof until the outstanding principal balance of this Note, all accrued but unpaid interest thereon and all other charges, fees or expenses hereunder have been repaid to Lender in full as follows:

☒	Variable Rate. If this box is marked, this Note shall bear interest at an annual rate equal to the "Index Rate" plus One and Three Quarters (1.75%), with any change in such rate to be effective on the date of any such change (Index Rate Change Date). "Index Rate" shall mean the interest rate per annum most recently designated and announced from time to time by Lender as its "Index Rate" of interest in effect at its principal office. The Index Rate of interest may not be the lowest rate offered by Lender, and Lender may make or negotiate any loan at above, below or without reference to its Index Rate. This rate shall not rise above 5.00%

All interest calculations under this Note will be made based on a year of 360 days for the actual number of days in each interest period. If this loan transaction involves a principal amount of $15,000.00 or less, it has been made pursuant to the provisions of Kentucky Revised Statutes Chapter 286.6.

2.	Payments. The principal of, and all interest on, this Note shall be due and payable as follows:

☒	Interest Only. If this box is marked, Borrower shall make payments of interest only on this Note, beginning on January 19, 2013, and continuing on the 19th day of each and every month thereafter, with a final payment of the outstanding principal balance of this Note, and all accrued interest thereon, payable on the Maturity Date;

3.	Maturity Date. The outstanding principal of this Note, all accrued but unpaid interest thereon and all other charges, fees or expenses hereunder shall be due and payable in full on or before December 19, 2013 (the "Maturity Date"), or such later date as may be designated by Lender by written notice from Lender to Borrower (it being understood that in no event will Lender be under any obligation to extend or renew this Note beyond the initial or any extended Maturity Date). If this blank is not completed, the Note shall be deemed to be payable on demand.

4.	Advances. As Borrower and Lender may agree at the end of this section, the proceeds of this Note may be disbursed from Lender to Borrower in one or more advances (an "Advance") made from time to time prior to the Maturity Date; provided, however, that the aggregate outstanding principal balance of all unpaid Advances at any time shall not exceed the original principal balance of this Note. To obtain an Advance, Borrower shall submit a written, fully executed and completed "Request for Advance" on Lender's standard form at least one (1) business day prior to the date Borrower desires the funds to be made available. Upon each Advance, Lender shall record the making and amount of such Advance on the books and records of Lender maintained for this Note. Lender shall also record on such books and records each payment of principal of this Note made by Borrower. The aggregate amount of all Advances made by Lender and shown on such books and records, less the principal paid by Borrower and shown on such books and records, shall be the outstanding principal of this Note. The books and records of Lender shall, at any time, be prima facie evidence of the outstanding principal of this Note. The obligation of Lender to honor any tendered Request for Advance and to make any Advance is subject to the following conditions: (a) each and every one of the representations, warranties and covenants of Borrower set forth herein, and in any other agreement, document or instrument delivered by Borrower to Lender, shall be true and correct on the date such Advance is made; (b) no Event of Default (as defined herein) shall have occurred and be continuing; (c) after giving effect to the Advance requested in the Request for Advance, the aggregate outstanding principal amount of Advances hereunder shall not exceed the lesser of the Total Facility, or the Maximum Amount, if applicable; and (d) such other conditions as Lender may reasonably impose. Each Request for Advance submitted by Borrower to Lender shall constitute Borrower's representation and warranty to Lender that (i) Borrower is then and will be entitled to the Advance under this Note; (ii) all representations, warranties and covenants made by Borrower to Lender in this Note, and in any other agreement, document or instrument delivered by Borrower to Lender, are true and correct; and (iii) no Event of Default under this Note has occurred and is continuing. Each Request for Advance under this Note will be subject to all of the terms and conditions of the Note. Without limiting the generality of the foregoing, Lender will have no duty to make any Advance if insufficient funds remain available pursuant to the Total Facility or any other maximum amount limitations set forth herein or in any of the Security Documents. Unless the Full Funding Box is checked below, Lender hereby is authorized at any time and from time to time, in its discretion, to make an advance under this Note for the payment on behalf of Borrower of any interest, principal or other sums due under any of the obligations of Borrower to Lender, and each such advance will constitute an Advance hereunder and part of the obligations. Notwithstanding the foregoing, Lender is not obligated to take such action.

☐	Full Funding. If this box is marked, all of the proceeds of this Note shall be advanced or disbursed in full to Borrower at the closing of this loan and no further advances shall be allowed.

☐	Draw Note. If this box is marked, Advances that are repaid shall not be available for future Advances or otherwise "reborrowed" by Borrower at any time, and the aggregate amount of all Advances made hereunder shall not exceed the face amount of this Note; or

☒	Revolving Note. If this box is marked. Advances which are repaid by Borrower shall be available to be reborrowed through future Advances to Borrower prior to the Maturity Date of this Note pursuant to the terms hereof.

☐	Borrowing Base Note. If this box is marked, Borrower may request Lender to make an Advance if the principal balance outstanding under this Note is less than the lesser of: (i) the Maximum Amount, as such term is defined in the Loan Agreement by and between Borrower and Lender of even date herewith (the "Loan Agreement"), and (ii) the Total Facility, and Borrower has complied with all other requirements of the Loan Agreement.

Failure to check a box above will result in this Note being treated as a Draw Note; provided that no further advances will be permitted hereunder, and Lender's records will provide prima facie evidence of the principal amount outstanding hereunder.

5.	Late Charge and Default Rate of Interest. If Lender does not receive any payment due under this Note within ten (10) days of the date it is due, then Lender may charge a late charge of five percent (5.00%) of the amount of the overdue payment (the "Late Charge"). Upon maturity, whether by acceleration or otherwise, or upon the occurrence of an Event of Default hereunder, in addition to any and all other remedies to which Lender may be entitled, the applicable rate of interest on this Note shall be increased to five percent (5.00%) per annum in excess of the rate set forth in Section 1, above (the "Default Rate"), but not more than the highest rate permitted by law.

6.	Security. To secure repayment of this Note, any extensions or renewals thereof and all other existing and future indebtedness of Borrower to Lender (whether direct, indirect, absolute or contingent), Borrower shall grant, and does hereby grant, to Lender a security interest in the following described property: All assets of Lightyear Network Solutions, LLC whether now owned or hereafter acquired.

as well as any and all other property which is now or hereafter listed in any separate security agreement or mortgage as directly or indirectly securing this Note, and also all money and other property held by Lender on deposit in safekeeping or otherwise for the account of or to the credit of Borrower, or in which Borrower has an interest; provided that Lender will have the right to call for additional security as necessary. All of the documents or instruments that provide a lien or security interest in the collateral described above (the "Collateral"), as well as any and all other documents or instruments now or hereafter executed in connection with this Note and the loan evidenced hereby, including but not limited to any Loan Agreement by and between Lender and Borrower, are referred to herein collectively as the "Security Documents." All of the terms and conditions of the Security Documents are incorporated herein and made a part of this Note as if fully set forth at length herein. Any holder of this Note shall be entitled to the rights, privileges, benefits and remedies provided in the Security Documents and in the real and personal property secured thereby. Borrower represents and warrants to Lender that the Security Documents have been validly executed and delivered to Lender and that the Security Documents are legally valid, binding and enforceable against Borrower (or any other party which has executed any of the Security Documents) in accordance with their respective terms. As used herein, "Loan Documents" will mean all Security Documents and this Note.

7.	Proceeds. Each Borrower represents that the proceeds of this Note will be used exclusively for business or commercial purposes, and that no portion of the proceeds will be used for personal, family or household purposes.

8.	Covenants. Upon request, Borrower will provide financial information in form and substance acceptable to Lender.

9.	Events of Default and Remedies. The occurrence of any of the following shall be an "Event of Default" hereunder: (a) failure of any Borrower to make any payment when due under this Note or under any other note or obligation of Borrower to Lender; (b) an Event of Default under the Security Documents, or any default under any of the following that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided therein: any other agreement, document or instrument between Borrower and Lender; (c) if any Borrower or endorsers or Guarantors of this Note shall (i) make an assignment for the benefit of creditors, (ii) have a petition initiating any proceeding under the Bankruptcy Code filed by or against one or more of them, (iii) have a receiver, trustee, or custodian appointed for all or any material part of their respective assets, or (iv) seek to make an adjustment, settlement or extension of their respective debts with his, her or its (as the case may be) creditors generally; (d) a default with respect to any other indebtedness of any Borrower or any Guarantor for borrowed money; (e) a proceeding being filed by or commenced against any Borrower or any Guarantor of this Note for dissolution or liquidation, or any Borrower or any Guarantor of this Note voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (f) in the event a judgment or writ or order of attachment or garnishment is made and issued against any Borrower or any Borrower's property; (g) in the event that this Note or any guaranty executed by any Guarantor is secured, the failure of Borrower or any Guarantor to provide Lender with additional collateral if in the opinion of Lender at any time or times, the market value of any of the collateral securing this Note or any guaranty has depreciated; (h) the revocation or attempted revocation, in whole or in part, of any guaranty by any Guarantor or the death of any Borrower or any Guarantor (if an individual); (i) any representation or warranty made by any Borrower or Guarantor to Lender in any document, including but not limited to the Security Documents, or any other documents now or in the future securing the obligations of any Borrower or any Guarantor to Lender, is false or erroneous in any material respect; (j) the failure of any Borrower or any Guarantor to observe or perform any covenant or other agreement with Lender contained in any document executed in connection with the Loan(s), including but not limited to this Note or any of the Security Documents; (k) in the event Lender in good faith deems itself insecure with respect to payment of this Note, or in good faith believes the prospect of payment is impaired, or Lender determines in the exercise of its sole judgment that Lenders perfection in any of the Collateral is impaired: or (1) the failure of any Borrower or any Guarantor to observe or perform any covenant or other agreement with Lender contained in any document, including but not limited to the Security Documents or any documents now or in the future securing the obligations of any Borrower or any Guarantor to Lender. As used herein, the term "Guarantor" will mean any guarantor of the obligations of Borrower to Lender whether existing on the date of this Note or arising in the future, or any person who pledges particular Collateral for the security of this Note whether or not the debt itself is guaranteed, existing on the date of this Note or arising in the future. Upon the occurrence of an Event of Default: (i) the outstanding principal balance hereunder together with any additional amounts secured by the Security Documents, at the option of the holder and without demand or notice of any kind (which are hereby expressly waived), may be accelerated and become immediately due and payable, (ii) this Note, together with all arrearages of interest will from the date of the occurrence of the Event of Default bear interest at the Default Rate, (iii) Borrower will pay to Lender all reasonable attorneys' fees, court costs and expenses incurred by Lender in connection with Lender's efforts to collect the indebtedness evidenced by the Note, and (iv) Lender may exercise from time to time any of the rights and remedies available to the holder under the Security Documents or under applicable law.

10.	Prepayment. If the interest rate applicable to this Note is fixed pursuant to Section 1 of this Note, the applicability of the prepayment premium will be indicated below. If a box is not checked in this Section 10, there will be no prepayment premium.

☒	The indebtedness may be prepaid in whole or in part without premium or penalty.

☐	Notwithstanding anything contained herein to the contrary, upon any full or partial prepayment by or on behalf of Borrower (whether voluntary, on default or otherwise), Borrower shall, upon demand by Lender, pay Lender as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Prepayment Premium. "Prepayment Premium" means an amount equal to the value, if positive, of the product of (a) the difference between (i) the yield, on the date of execution of this Note, of a U.S. Treasury obligation with a maturity similar to the term of this Note minus (ii) the yield on the prepayment date of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the Note, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years, from the prepayment date to the end of original term of the Note. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". The Prepayment Premium shall also apply to any payments made after acceleration of the maturity of this Note while a Fixed Rate is in effect.

☐	In the event that this box is checked, Borrower may prepay to Lender in any calendar year up to 10% in the aggregate of the outstanding principal balance of this Note as determined on the first day of each calendar year (or, in the event that this Note was not in existence on the first day of a calendar year, then on the date that such Note was executed) without premium or penalty. Unused amounts from any given calendar year may not be carried forward into the next calendar year.

Payments received will be applied in the following order: (i) to charges, fees and expenses (including reasonable attorneys' fees), (ii) to accrued interest, and (iii) to principal. Any additional payments will be applied in the foregoing order and, to the extent applied to principal, will be applied to installments of principal payable hereunder in the inverse order of maturity.

11.	Cumulative Remedies. All rights and remedies of the holder of this Note shall be cumulative to the fullest extent allowed by law. Time shall be of the essence for paying interest on the principal of this Note.

12.	Waiver. All parties to this Note, whether a borrower, endorsers, sureties, guarantors or otherwise connected herein, waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or non-acceptance, any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky, the United States of America, or any state thereof. No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the Loan Documents or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, default or Event of Default or affect any other or subsequent breach, default or Event of Default of the same or a different nature. No waiver of any breach, default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Note, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination nor consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Note, and then such modification, waiver, discharge or termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same or any similar or other circumstance.

13.	Expenses Incurred by Lender. If Lender expends sums in defending or otherwise protecting its collateral under the Loan Documents prior to an Event of Default, or if any Event of Default occurs under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including, without limitation, bankruptcy court, then Borrower promises to pay the holder of this Note the reasonable attorneys' fees and legal costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the rights of such holder with respect to any collateral securing this Note, including, without limitation, appraisal fees, costs of environmental audits, site assessments and/or remediation, to the fullest extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral for this Note is situated.

14.	Rights of Lender. Lender may, with or without notice to any party and without affecting the obligations of any Borrower, surety, Guarantor, endorser, accommodation party or any other party to this Note, (a) renew, extend or otherwise postpone the time for payment of either principal of this Note or interest thereon from time to time, (b) release or discharge any one or more parties liable on this Note, (c) suspend the right to enforce this Note with respect to any person(s), including any present or future Guarantor of this Note, (d) change, exchange or release any property in which Lender possesses any interest securing this Note, (e) justifiably or otherwise, impair any collateral securing this Note or suspend the right to enforce against any such collateral, and (f) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature(s) of an additional party or a security interest in property of any kind or description or both.

15.	Complete Agreement. This Note and the Security Documents are the entire and complete agreement of the parties hereto and supersede all previous understandings and agreements relating to the subject matter hereof. This Note and the Security Documents may be amended only by an instrument in writing that explicitly states that it amends this Note or such Security Documents and is signed by Borrower and acknowledged by Lender.

16.	Severability. The provisions of this Note are intended to be severable. If any provision of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

17.	Joint and Several Liability. In the event more than one individual or entity executes this Note on behalf of Borrower, then the terms and conditions of this Note and the obligations hereunder shall be binding upon each signatory jointly and severally.

18.	Late Charge, Default Rate, and Prepayment Premium.

18.1	The Late Charge, the Default Rate, and the Prepayment Premium, if any, are imposed as liquidated damages for the purpose of defraying Lender's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Lender's exercise of any rights and remedies hereunder, under the other Security Documents or under applicable law, and any fees and expenses of any agents or any reasonable fees and expenses of any attorneys which Lender may employ. In addition, the Default Rate reflects the increased credit risk to Lender of carrying a loan that is in default. Borrower agrees that the Late Charge, Default Rate, and Prepayment Premium are reasonable forecasts of just compensation for anticipated and actual harm incurred by Lender, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

18.2	Nothing contained in this Note regarding late charges or the Default Rate will be construed in any way to extend the due date of any payment or waive any payment default, and each such right is in addition to, and not in lieu of, the other and any other rights and remedies of Lender hereunder, under any of the Security Documents or under applicable law (including, without limitation, the right to interest, reasonable attorneys' fees and other expenses).

19.	Usury. Without limiting the generality of the foregoing, if from any circumstances whatsoever the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event will any exaction of interest be possible under this Note in excess of the limit of such validity and the right to demand any such excess is hereby expressly waived by Lender. As used in this Section, "applicable usury statute" and "applicable law" mean such statute and law in effect on the date hereof, subject to any change therein that result in a higher permissible rate of interest.

20.	Singular and Plural Terms. Wherever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

21.	Binding Effect. This Note will bind Borrower and the heirs, executors, administrators, successors and assigns of Borrower, and the benefits hereof will inure to the benefit of Lender and its successors and assigns. All references herein to the "Borrower" and "Lender" will include the respective heirs, administrators, successors and assigns thereof; provided, however, that Borrower may not assign this Note in whole or in part without the prior written consent of Lender and Lender at any time may assign this Note in whole or in part (but no assignment by Lender of less than all of this Note will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of this Note).

22.	Repayment by Lender. If at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of this Note is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at anytime with respect to the repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Borrower's obligations under this Note will continue (and/or be reinstated) and Borrower will be and remain liable, and will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender's rights hereunder and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this Section will survive any termination, cancellation or discharge of this Note.

23.	Notices. All notices, demands, requests, consents or approvals and other communications required or permitted hereunder will be in writing, and, to the extent required by applicable law, will comply with the requirements of the Uniform Commercial Code then in effect, and will be addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To Lender:		Central Bank of Jefferson
County, Inc.
9300 Shelbyville Rd., Suite 100
Louisville KY 40222
	Attn:	Mary Littrell, Vice President

To Borrower:		Lightyear Network Solutions,
LLC
1901 Eastpoint Parkway
Louisville KY 40223
Attn:

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, facsimile or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

24.	Governing Law. This Note has been delivered and accepted at and will be deemed to have been made at Louisville, Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

25.	Jurisdiction. Borrower hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Jefferson County, Kentucky, or, at the option of Lender in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which Lender at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and Borrower waives any objection based on forum non conveniens and any objection to venue of any such action or proceeding.

26.	Waiver of Jury Trial. The parties hereto each waive any right to trial by jury in any action or proceeding relating to this Note, or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

IN WITNESS WHEREOF, Borrower has executed this Note as of the 19th day of December. 2012.

BORROWER

Lightyear Network Solutions, LLC

/s/ Steve Lochmueller
BY: Lightyear Network Solutions, Inc., Member
BY: Steve Lochmueller, CEO

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